                                                              Exhibit 23.2 & 5.1


                                 MILES GARNETT
                                Attorney at Law
                                66 Wayne Avenue
                        Atlantic Beach, N.Y. 11509-1537
                              Tel. (516) 371-4598
                        -------------------------------





May 10, 2000


AlphaCom, Inc.
1035 Rosemary Boulevard; Suite I
Akron, Ohio 44306


Re:  Registration Statement on Form SB-2 (Registration No. 333-83573)

         In our capacity as counsel to AlphaCom, Inc., a Nevada corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement") originally filed by the Company on August 23, 1999 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for registration under the Act of an aggregate of 2,800,000 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"). Of the 2,800,000 shares, 1,900,000 shares are to be offered and sold to the public and 900,000 shares are made available to be exchanged for unregistered shares sold to the public prior to this offering.

         I have examined such corporate records, certificates and other documents as I have considered necessary and proper for the purpose of this opinion. In such examination, I have assumed the genuiness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents submitted to me as copies and the authenticity of of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid record, certificates and documents.


         Based on the foregoing, It is my opinion that when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended, (ii) the Certificates for the company's shares of the common stock have been duly executed, countersigned, registered and delivered and the consideration therefor paid to the Company, then the Stock shall be validly issued, fully paid and non-assessable.

AlphaCom, Inc.
May 10, 2000
Page 2



         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the statement made in reference to me under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

         I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without my prior written consent.


Very truly yours,

/s/ Miles Garnett

Miles Garnett